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                   SECURITIES AND EXCHANGE COMMISSION

                          Washington, DC  20549

                               FORM 8-K/A

                    Amendment No. 1 to Current Report

                    Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934


Date of Report                                  July 2, 1998
(Date of earliest event reported)               (June 25, 1998)


                       ENGINEERED SUPPORT SYSTEMS, INC.


         MISSOURI                        0-13880              43-1252405
(State or Other Jurisdiction      (Commission File No.)      (IRS Employer
     of Incorporation)                                     Identification No.)




1270 North Price Road, St. Louis, Missouri                       63132
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number including area code: (314)993-5880


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Engineered Support Systems, Inc. hereby amends the following items, financial statements, exhibits or other portions of its Current Report, dated May 15, 1998, on Form 8-K:

Item 2.     Acquisition or Disposition of Assets.

            On May 15, 1998, Engineered Support Systems, Inc. (the Company) acquired the outstanding stock of Keco Industries, Inc. (Keco), a manufacturer of military ground support equipment. For the fiscal year ended December 31, 1997, sales of Keco were approximately $42 million and assets, which consist primarily of manufacturing facilities and working capital, were $18.4 million. The transaction will be accounted for as a purchase.

            On June 25, 1998, the closing date, the Company paid $25 million to owners George W. Andrews and family. (The Stock Purchase Agreement also provides for an additional payment by the Company to the owners if the Company elects treatment of the transaction pursuant to Section 338(h)(10) of the Internal Revenue Code). The purchase price will be financed with bank borrowings of $22.5 million and available cash resources.

            The acquisition has received governmental approval under the Hart Scott Rodino Act.

Item 7.     Financial Statements and Exhibits.

            It is impractical to provide the required financial statements for Keco at this time. These statements will be filed under cover of Form 8-K/A as soon as practical, but not later than July 28, 1998.


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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ENGINEERED SUPPORT SYSTEMS, INC.


Date:       July 2, 1998            BY:         Gary C. Gerhardt
     ---------------------             -----------------------------
                                                Gary C. Gerhardt
                                                Executive Vice President and
                                                Chief Financial Officer